Exhibit 10.1
Umbrella Agreement
Between:
–	On one hand, MYMETICS Corporation (hereinafter MYMETICS), an American de jure corporation with a head office located at 230 Park Avenue, New York 10169, United States of America, represented by its European subsidiary MYMETICS MANAGEMENT, a limited company and Swiss de jure corporation with a head office located at 14, rue de la Colombière, Nyon, CH-1260, Switzerland Acting on its own behalf as well as for any related company, Duly represented by Mr. Christian ROCHET, President and Chief Operating Officer (CEO)

–	And on the other hand, PX’ THERAPEUTICS (hereinafter PX’ THERAPEUTICS), a corporation with its head office at Zone Minatec Entreprises, 7 Parvis Louis Néel, 38040 Grenoble, France, Acting on its own behalf as well as for any related company of the Protein’eXpert Group, Duly represented by Mr. Tristan ROUSSELLE, President and Chief Operating Officer (CEO)

     Whereas:
(a)	MYMETICS designs and develops new vaccines and specifically an HIV Candidate Vaccine which includes a Modified Antigen consisting in a recombinant antigen derived from the Gp41 viral protein, as defined by the framework and sequence established in Appendix 1.

(b)	PX’ THERAPEUTICS is a Biotechnology company specialized in molecular protein engineering and the optimization of recombinant protein production processes, and therefore possesses regarding the field of vaccine recombinant proteins:
o	General Know-how generally concerning engineering, the improvement and recombinant Gp41 antigen accession/production processes, including the Modified Antigen

o	And Specific and particular Know-how concerning the specific aspects of the optimized accession/production process, including property and quality control of the Modified Antigen.
(c)	The Specific Know-how is the outcome of the partnership that has existed since 2001 between PX’ THERAPEUTICS and MYMETICS, as materialized and defined by the successive contracts identified and listed in Appendix 2.
Pursuant to the contracts identified and listed in Appendix 2, the Modified Antigen belongs to MYMETICS, while the Specific Know-how remains the property of PX’ THERAPEUTICS.
Pursuant to the contracts identified and listed in Appendix 2, in case MYMETICS or any third party assign or legal representative exploits the Vaccine, MYMETICS or said third party agrees to pay PX’ THERAPEUTICS royalties of [***] based on the sales figures earned as a result of exploiting the Vaccine.

(d)	In view of the development of the Candidate Vaccine, including pre-clinical and clinical tests of the latter, MYMETICS and PX’THERAPEUTICS wish to define the terms of access to and exploitation of the General and Specific Know-how, which is presently the property of PX’THERAPEUTICS in compliance with and as a complement to the previous contracts identified and listed in Appendix 2.
The parties therefore agree on the following:
Section 1) Communication of General and Specific Know-how
The communication of the General and Specific Know-how by PX’ THERAPEUTICS will take place in the two following phases:
1.1) Phase I – Written communication of the General Know-how and the Specific Know-how
The General and Specific Know-how that belong to PX’ THERAPEUTICS as of December 1st, 2008 is described completely and precisely in a Single Document (Document Unique) that make it possible for any laboratory technician who is competent in biotechnology to reproduce them in accordance with the stated performances (including quality and productivity standards). The items of General Know-how contained in said Single Document will be indicated as such by PX’ THERAPEUTICS. The Single Document shall be delivered by PX’ THERAPEUTICS to MYMETICS no later than 2 months following the date of execution of the Agreement, for which MYMETICS acknowledges receipt.
1.2) Phase II – Experimental communication of the General Know-how and Specific Know-how
Phase II will occur following delivery of the Single Document. The General Know-how and the Specific Know-how that was the property of PX’THERAPEUTICS as of December 1st, 2008 shall be communicated by PX’ THERAPEUTICS to MYMETICS, by means of PX’THERAPEUTICS training the staff of MYMETICS, on one hand, and scientific and technical assistance of PX’ THERAPEUTICS provided to MYMETICS, on the other hand, all in accordance with practical terms and conditions that remain to be defined.
More specifically, the different biological material, including modified cell strains/cultures that are part of the Specific Know-how and that are required to access/produce the Modified Antigen by recombinant means, shall be submitted by PX’ THERAPEUTICS under the name of MYMETICS, to a known collection, such as CNCM in France, with access rights exclusively reserved for MYMETICS.
Section 2) Property and Exploitation of the General and Specific Know-how
2.1) Property
On condition precedent defined in Section 4, PX’ THERAPEUTICS assigns to MYMETICS, which accepts, full property of the Specific Know-how, definitively and irrevocably.
Consequently, PX’ THERAPEUTICS is prohibited from:
–	Communicating the Specific Know-how to a third party, including under a confidential form, as well as divulging and making public all or part of said Specific Know-how,

–	Exploiting, directly or indirectly, by itself or for a third party, the Specific Know-how; except when the exploitation of said Specific Know-how is required to implement subcontracting by MYMETICS to PX’ Pharma (a company related to PX’ THERAPEUTICS) of batches of the Modified Antigen,

–	Safeguarding all or part of the Specific Know-how, under its own name or the name of a third party, by depositing one or several applications for a patent, whether in France or abroad.
Consequently, subject to the existing contracts listed in Appendix 2, MYMETICS may dispose of and administer the Specific Know-how (including the Modified Antigen) as it pleases, completely independently of PX’ THERAPEUTICS and may more specifically elect to safeguard or not all or part of said Specific Know-how by depositing one or several patents under its name or the name of a third party; PX’ THERAPEUTICS not having any exploitation right nor obligation whatsoever of non-opposition against MYMETICS to said patents, whether on its own behalf or for a third party that is a partner of PX’ THERAPEUTICS, including in the field of producing the Gp41 antigen and/or modified Gp41 antigens other than the Modified Antigen.
2.2) License

The General Know-how remains the full and entire property of PX’ THERAPEUTICS.
On condition precedent defined in Section 4, PX’ THERAPEUTICS grants MYMETICS a non-exclusive license, with the option of granting sub-licenses, for all countries, of the General Know-how, solely for the purposes of MYMETICS exploiting the Specific Know-how, inasmuch as exploitation of the Specific Know-how requires or involves exploitation of the General Know-how.
This license is granted for a [***] term as of the date of execution of the Contract. Upon expiry of this term, the license is renewable upon request by MYMETICS and in no case removable by PX’ THERAPEUTICS.
As of the date of execution of this agreement, no license concerning the general know-how other than those already granted may be granted by PX’ THERAPEUTICS to a third party in the field of vaccines.
Subject to and beyond the license on General Know-how granted to MYMETICS, PX’ THERAPEUTICS may dispose of the General Know-how as it pleases. Consequently, beyond the license on General Know-how that is granted to it, MYMETICS is forbidden:
–	To communicate the General Know-how to a third party, including confidentially, as well as to divulge and publish all or part of said General Know-how,

–	Exploit, directly or indirectly, by itself or for a third party the General Know-how,

–	Safeguard all or part of the General Know-how, under its own name or in the name of a third party, by depositing one or several applications for a patent, whether in France or abroad.
Consequently, subject to the license on General Know-how granted to MYMETICS, PX’ THERAPEUTICS may dispose of and administer the General Know-how as it pleases, totally independently from MYMETICS, and more specifically safeguard or not all or part of said General Know-how by depositing one or several patent(s) under its own name or in the name of a third party; MYMETICS disposing automatically, and without extra financial consideration beyond the one defined below, of a right to exploit said patents, in all countries, within the limits and on the conditions of the license for General Know-how granted to MYMETICS by PX’

THERAPEUTICS, that is inasmuch as the exploitation of the Specific Know-how requires or involves the exploitation of said patents.
Section 3) Financial Conditions
In consideration of the assignment described in Section 2.1 of the Specific Know-how, MYMETICS pays PX’ THERAPEUTICS the sum of [***], duty free, in five installments, that is:
–	One first installment of [***] upon execution of this Agreement,

–	A second installment of [***] no later than three months following the date of execution of the Agreement subject to Section 4,

–	A third installment of [***], following completion of training of MYMETICS staff; see Section 1.1,

–	And a fourth installment of [***] on the date of validation of the Vaccine Candidate; “validation” means MYMETICS has deposited with the supervisory authority involved an IMPD (or IND) file to carry out the first clinical tests of the Vaccine.
Apart from these installments, MYMETICS confirms its obligation to pay a royalty of [***] provided for in Subsection (c) of the preamble of this Agreement.
In consideration of the assignment of the license on General Know-how, in accordance with Section 2.2, MYMETICS shall pay PX’ THERAPEUTICS a yearly royalty of [***] duty free, payable upon the expiry of the term and for at least five years as of the anniversary date of the execution of this Agreement. This royalty will be deductible from the exploitation royalty of [***] provided for in Subsection (c) in the preamble of this Agreement as soon as the Vaccine is exploited and as an annual minimum exploitation royalty of [***] is reached.
Section 4) Early Termination
In the month following the submission of the Single Document, MYMETICS has the right to terminate unilaterally the latter, by means of a registered letter with acknowledgment of receipt, without compensation due in this respect by MYMETICS to PX’ THERAPEUTICS.
In the event of an early termination of this Agreement by MYMETICS:

–	The first installment according to Section 3.1 remains definitively earned by PX’ THERAPEUTICS,

–	The assignment of the Specific Know-how according to Section 2.1 and the licensing of the General Know-how according to Section 2.2 are automatically cancelled.

–	The Specific Know-how and General Know-how remain the entire property of PX’ THERAPEUTICS, MYMETICS following in respect of the same the obligations retained against it by virtue of Section 2.2.
Section 5) Benefits of PX’ THERAPEUTICS
5.1 Notwithstanding the fulfillment of this Agreement, PX’ THERAPEUTICS and MYMETICS remain partners regarding the accession/production of any peptide/protein making up a variation of the Modified Antigen:
–	MYMETICS designing or defining said peptide/protein

–	And PX’ THERAPEUTICS defining, as a subcontractor, the process to implement in order to access/produce said peptide/protein, excluding any design or co-design of the latter.
5.2 Any benefits of PX’ THERAPEUTICS such as defined above shall be subject to an agreement with MYMETICS that will be distinct from this Agreement, and defining specifically the earnings of PX’ THERAPEUTICS.
5.3 Nevertheless, it is agreed a priori between MYMETICS and PX’ THERAPEUTICS that all specific aspects of the accession/production process, including property and quality control, of any peptide/protein making up a variation of the Modified Antigen, for which accession is entrusted to and accomplished by PX’ THERAPEUTICS subcontracting from MYMETICS, are part of and add to the Specific Know-how as understood in this Agreement and as such are communicated and assigned by PX’ THERAPEUTICS to MYMETICS, without any consideration beyond that provided for in Section 3, subject to Section 5.2.
Section 6) Guarantees
PX’ THERAPEUTICS states and guarantees that the terms and conditions granted by virtue of this Agreement to MYMETICS, especially those described in Section 5 are and shall be those granted to any third party co-operating with PX’ THERAPEUTICS in the field of vaccine therapy against HIV.
PX’ THERAPEUTICS states and guarantees furthermore that it is totally at liberty to execute this Agreement; specifically, that carrying out the latter does not infringe upon any commitment or any obligation contracted previously by PX’ THERAPEUTICS.
As for the rest, PX’ THERAPEUTICS guarantees that the General Know-how and Specific Know-how make it possible to access/produce the Modified Antigen in accordance with Appendix 1.
The parties may complete the provisions stipulated in this umbrella agreement by drafting supplementary agreements or standard agreements signed by both parties.
Made in Grenoble, France, in three original copies, including one for tax purposes.
For PX’ THERAPEUTICS, Mr. Tristan ROUSSELLE, as Chief Executive Officer
/s/ Tristan Rousselle
For MYMETICS, Mr. Christian ROCHET, as Chief Operating Officer
/s/ Christian Rochet
List of appendices to establish for the contract:
Appendix 1: Structure and Sequence of the Modified Antigen
Appendix 2: Identification and List of Successive contracts between MYMETICS and PX’ THERAPEUTICS,

Appendix 1: Structure and Sequence of the Modified Antigen
Mymetics and PX’ Therapeutics have worked on several generations of the Modified Antigen since they began co-operating together. The [***] is the subject of current developments.
[***]
Appendix 2
Scientific Collaboration Agreement Gp41, as of December 1st, 2002.
Research Contract, as of September 15th, 2003.
Research Contract, as of March 15th, 2004.
Research Contract, as of September 1st, 2004.
Research Contract pending execution C-MYM 060707